
momentum
THE WHAT'S NEXT EVENT COMPANY™
BLOCKCHAIN
OIL & GAS SUMMIT
MARCH 7, 2019 | HOUSTON, TX
Increasing Efficiency, Transparency & Security in the Energy Sector
REGISTER BY FEBRUARY 22, 2019
AND SAVE $100
BLOCKCHAINOILGASSUMMIT.COM

# BLOCKCHAIN OIL & GAS SUMMIT

The Blockchain Oil & Gas Summit will offer you a strategic understanding of how Blockchain technology can make your energy business more secure, compliant, effecient and profitable. Fortune 500 executives alongside the creative technologists driving Blockchain adoption will share specific tactics for how to incorporate Blockchainn into your enterprise transformation.

# A SPECIAL THANK YOU TO OUR ADVISORS + SPEAKERS

**CHAIR:**
**Dr. Claudio Lima, Ph.D.**
Co-Founder
**Blockchain Engineering Council**

**Vincent Annunziato**
Director, Business Transformation & Innovation
**Dept. of Homeland Security, Customs & Border Protection**

**Melissa Bohannon**
Director of Trade Compliance
**Weatherford**

**Alastair Caithness**
CEO
**Ziyen, Inc.**

**Raquel B. Clement**
Global Operations & Maintenance Category Manager
**Chevron**

**Ken Ebest**
Application Architect
**ExxonMobil**

**Vikrant Lakhanpal**
Petroleum Engineer
**Proline Energy Resources, Inc.**

**Jeff Lang**
Vice President, Digital Transformation
**Breakthrough Fuel**

**Steve McNew**
Senior Managing Director, Information Governance, Privacy & Security
**FTI Technology**

**Kim Pham**
Chemicals & Petroleum Global Blockchain Leader and Associate Partner
**IBM**

**Dr. Satyam Priyadarshy, MBA, Ph.D**
Chief Data Scientist
**Halliburton**

**Balaji Ramakrishnan**
Director, Procurement & Supply Chain
**BP**

**Karn Sood**
Business Development, Connected Energy
**Shell**

# WHAT TO EXPECT

Oil and Gas companies have a rich history of developing and embracing innovative technologies, as well as forming collaborative partnerships to achieve a common goal. This history will prove invaluable as the industry is poised to embark on the new era of digital disruption.  Blockchain technology has the capability to solve challenges in every step of the value chain from exploration to servicing the customer.  Blockchain technology can simply and securely process information that will lead to enhanced efficiency, transparency, security and drive overall value for the enterprise, that in today's uncertain environment, characterized by increased competition and risk, can determine who gains the competitive advantage.

Since 2014, Momentum has produced events that showcased the latest applications of blockchain technology and on March 7th is proud to offer our newest edition; The Blockchain Oil & Gas Summit.

This event will offer you a strategic understanding of how blockchain technology can make your business more secure, compliant, efficient and profitable. Fortune 500 executives alongside the creative technologists driving blockchain adoption will share specific tactics for how to incorporate DLT technology into your enterprise transformation strategy.

Hear first-hand how innovative companies are embracing this technology and what roles they envision it playing in future applications. This event will bring together peers with the common goal to solve problems across the oil and gas industry and understand how this technology will reinvent, redefine and revolutionize this sector.

Return to the office with fresh ideas and new approaches for taking your blockchain efforts from PoC to full fledged reality.

Reserve space now for your team to attend to garner the most value from this industry-leading event

# WHO SHOULD ATTEND

## TITLE ▸

- Chief Technology Officer
- Head/Director/VP Regulatory Affairs
- Chief Information Officers
- Chief Innovation Officers, Heads/VPs, Innovation
- Heads of Analytics
- Managing/Executive Directors
- Head, Regulatory Affairs
- Chief Digital Officers, Heads of Digital Channels
- Anyone whose title refers to Blockchain

## FUNCTION & INDUSTRY ▸

Executives from upstream, midstream and downstream segments of the oil & gas industry as well as utilities, drilling companies, petrochemical, lubricant, refinery and processing plants, financial services and any other industry exploring uses for distributed ledger technology.

# AGENDA OVERVIEW

## MARCH 7, 2019

**08:00** **Registration & Breakfast**

**09:00** **Chairs' Opening Remarks**

**09:15** **Separating Myth from Reality: Blockchain in Oil & Gas in 2019**

What is blockchain's role in oil & gas?
Overcome common misconceptions to gain a comprehensive understanding of the current and future capabilities of blockchain. This session will provide details of the current work being done by the Dept. of Homeland Security, Customs and Border Protection including their pilot program to use blockchain technology to verify NAFTA and CAFTA certificates which will improve pipeline traceability, and the programs they are conducting to ensure interoperability across blockchain platforms.

**Vincent Annunziato,**
***Dir., Business Transformation & Innovation,***
**Dept. of Homeland Security,**
**Customs and Border Protection**

**09:50** **Keynote Presentation: Blockchain for Oil and Gas Industry-The Insecurities, Implementation and Impact Analysis**

In this talk, Dr. Priyadarshy will discuss a framework for the application of blockchain systematically. The framework will allow to leverage emerging technologies like IIoTs (Industrial Internet of Things) and Smart Big Data and Artificial Intelligence along with blockchain to create an impact for a true digital transformation of oil and gas industry.

**Satyam Priyadarshy, MBA, Ph.D.,**
***Chief Data Scientist*, Halliburton**

**10:25** **Networking Break**

**10:45** **Panel: Driving Supply Chain Innovation in Oil & Gas using Blockchain**

The panelists will discuss the ways in which blockchain has revolutionized their supply chain operations. Learn how to identify the areas in your organization where the tenets of blockchain will drive quick wins for enterprise-wide buy-in and supply chain excellence.

**Kim Pham,**
***Chemicals & Petroleum Global Blockchain Leader and Associate Partner***
**IBM**

**Balaji Ramakrishnan,**
***Director Procurement & Supply Chain***
**BP**

# AGENDA CONTINUED

**11:25**

## Early Pilot Case Study: Shell Oil's Transformational Journey

During this session explore the ways that Shell leading a blockchain movement within the industry to solve some of their greatest challenges, and what their vision is for the future capabilities of this technology within the oil and gas sector.

Karn Sood
***Business Development, Connected Energies***
**Shell**

**11:55**

## Guiding Principles of Change Management and Internal Collaboration to Build a Foundation for Success

During this session understand the crucial importance of managing change throughout your journey and the levers to pull to gain the needed support and engagement. Ensure strategic alignment by developing a strategy and execution framework in-line with business objectives. In addition, understand what are the important questions to ask to dive deeply into the barriers and challenges of incorporating blockchain in your organization.

Raquel Clement
***Production Operations Services Category Manager***
**Chevron**

**12:25**

## Networking Luncheon

**1:15**

## Beyond Bitcoin-Game Changing Cost Savings through Security Token Offering

During this session, Alastair Caithness - CEO, Ziyen - will provide real examples of utilizing STOs and the benefits you can achieve, beyond the guaranteed cost savings, such as a fully transparent transaction history, navigating or eliminating the volatility of oil prices, added security and removing other disruptive factors that may impact oil prices. The speed at which this is happening and changing the way oil will be traded makes this a session you cannot miss or risk being left behind.

Alastair Caithness
***Founder & CEO***
**Ziyen**

**1:45**

## Blockchain as an Enabler of the Sustainability Movement

By removing inefficient and inaccurate ways to track sustainability efforts the organization will have the power to remove any risks of fraud, corruption and other uncertainties. Furthermore, it will reduce costs and bureaucracy by being able to track and monitor in real-time which will in turn also encourage greater investment and engagement. During this session uncover why is blockchain a near perfect solution for an organization's sustainability movement.

Jeff Lang
***VP of Digital Transformation***
**Breaktrhough Fuel**

# AGENDA CONTINUED

**2:05**

## A Smart Contracts Primer for O&G Needs

By embracing smart contracts, transactions that would previously be burdensome can become automatic creating vast efficiencies, reduction of costs, increase trust and transparency which will virtually eliminate costly contract disputes. Gain a comprehensive understanding of the upstream, midstream and downstream use cases for smart contracts to identify the most compelling areas to embark on your journey.

**Steve McNew**
***Senior Managing Director, Information Governance, Privacy, and Security***
**FTI Technology**

**2:45**

## The Power and Promise of Blockchain Technology in Royalty Management

Blockchain technology will drastically moderatize the current system and allow the organization to better navigate complex laws, court rulings and legal jargon that determines how billions of dollars are distributed every year. Move beyond paper contracts and seemingly endless spreadsheets to lower costs, reduce the risk of disputes, increase clarity and improve the overall transfer of money.

**Vikrant Lakhanpal**
***Petroleum Engineer***
**Proline Energy Resources, Inc.**

**3:20**

## Transparency and Compliance: Blockchain Supported Regulatory Alignment

The transparency, real-time visibility and security that is the inherent nature of blockchain technology can vastly reduce compliance costs as well as ensure critical information is always kept safe. During this session understand the vast benefits of blockchain specific to the regulatory aspect of your business and the applications of this transformation technology to ensure full compliance for your organization.

**Melissa Bohannon**
***Director of Trade Compliance***
**Weatherford International**

**3:55**

## Networking Break

**4:15**

## Panel Discussion: Together in Consortia: Coalition Building for Effective Blockchains

During this session hear from a panel of leading experts on how they have found ways to work with both allies and competitors to build and operate blockchain-based business platforms. Understand the nuances of planning, investment, trust and commitment to ensure success today and many years to come.

**Ken Ebest**
***Application Architect***
**ExxonMobil**

**Karn Sood**
***Business Development, Connected Energy***
**Shell**

**4:55**

## Chairs' Closing Remarks

**5:00**

## Networking Reception

# REGISTRATION INFORMATION

## Oil & Gas Companies/Operators
(E&P/Midstream/Downstream Operators/Drilling Companies/Oil Service Companies)

| REGISTER BY 1/11/2019 | REGISTER BY 2/22/2019 | REGISTER AFTER 2/22/2019 |
|---|---|---|
| EARLY BIRD | ADVANCED | ON-SITE |
| $695 | $895 | $995 |

## Solution Providers/Consultants/Others
(Technology Companies/Solution Providers/Consultants)

| REGISTER BY 1/11/2019 | REGISTER BY 2/22/2019 | REGISTER AFTER 2/22/2019 |
|---|---|---|
| EARLY BIRD | ADVANCED | ON-SITE |
| $895 | $1195 | $1295 |

blockchainoilgassummit.com

# VENUE


THE SAM HOUSTON
CURIO COLLECTION BY HILTON
1117 Prairie Street,
Houston, Texas, 77002
CURIO
A COLLECTION BY HILTON™

# BLOCKCHAIN OIL & GAS SUMMIT

MARCH 7, 2019 | HOUSTON, TX

## Thank You to Our 2019 Sponsors

COMMUNITY PARTNER

RICE ALLIANCE
Rice Alliance for Technology and Entrepreneurship

SUPPORTING PARTNERS

FTI CONSULTING | TECHNOLOGY

ZIYEN INC.

MEDIA PARTNERS

BITA BLOCKCHAIN IN TRANSPORT ALLIANCE

Coin Delite

CoinMarketPlus

COINREVOLUTION

ICObazaar crypto market insight

ICOHOLDER

For information on sponsorships or exhibits, contact Lauren Arcardy, Business Development Lead at LaurenA@momentumevents.com.

momentum
THE WHAT'S NEXT EVENT COMPANY™

Momentum Events
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Cincinnati, OH 45208

Register by 2/22/19 and

**SAVE $500**